Exhibit h(iv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                  Amendment to
                     Agreement for Fund Accounting Services,
                            Administrative Services,
                            Transfer Agency Services,
                                       and
                          Custody Services Procurement
                                     between
                         Federated Investment Companies
                                       and
                           Federated Services Company

     This Amendment to the Agreement for Fund Accounting Services, Administrative Services, Transfer Agency Services and Custody Services Procurement ("Agreement") dated March 1, 1996, between Federated Investment Companies listed on Exhibit 1 of Agreement ("Fund") and Federated Services Company ("Service Provider") is made and entered into as of the 1st day of June, 2001.

     WHEREAS, the Fund has entered into the Agreement with the Service Provider;

     WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

     WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13) ("Section 248.13 NPI");

     WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss. 248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss. 248.13);

     NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1. The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

2. The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR ss. 248.13.

3. The Service Provider further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

o insure the security and confidentiality of records and NPI of Fund customers,

o protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and

o protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

5. The Service Provider may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

     WITNESS the due execution hereof this 1st day of June, 2001.

                          Federated Investment Companies
                          (as listed on Exhibit 1 of Agreement)

                          By:/s/ John W. McGonigle
                          Name:  John W. McGonigle
                          Title:  Secretary


                          Federated Services Company


                          By:/s/ Victor R. Siclari
                          Name:  Victor R. Siclari
                          Title:  Secretary



                                  Amendment to
                         Amended and Restated Agreement
             For Fund Accounting Services, Administrative Services,
                          Transfer Agency Services and
                          Custody Services Procurement

     This Amendment to the Amended and Restated Agreement for Fund Accounting Services. Administrative Services, Transfer Agency Services and Custody Services Procurement ("Agreement") between those investment companies listed on Exhibit 1 to the Agreement (each, an "Investment Company"), on behalf of the portfolios of such Investment Companies ("Funds") and Federated Shareholder Services Company ("Company") is made and entered into as of the 30th day of September, 2003.

     WHEREAS, the Funds have entered into the Agreement with the Company;

     WHEREAS, the Securities and Exchange Commission and the United States Treasury Department (the "Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions including the Funds, to establish a written anti-money laundering and customer identification program (a "Program");

     WHEREAS, in establishing requirements for registered investment companies, Applicable Law provides that it is permissible for a mutual fund to contractually delegate the implementation and operation of its Program to another affiliated or unaffiliated service provider, such as the Company, but that any mutual fund delegating responsibility for such aspects of its Program to a third party must obtain written consent from the third party ensuring the ability of federal examiners to (a) obtain information and records relating to the Program, and (b) inspect the third party for purposes of the Program; and

     WHEREAS,  the  Funds  have  established  a  Program  and wish to amend  the
Agreement to (a) reflect the existence of such Program, (b) delegate responsibility for performance under the Funds' Program to the Company, and (c) make such other changes as are required by Applicable Law.

     NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1. The Funds represent and warrant to the Company that they have established, and covenant that during the term of the Agreement they will maintain, a Program in compliance with Applicable Law.

2. The Funds hereby delegate to the Company the responsibility to perform or contract for the performance of, for and on behalf of the Funds, all required activities under the Funds' Program.

3.   The Company hereby accepts such delegation and represents and warrants that
     (a) it has implemented,  and will continue to (i) monitor the operation of,
     (ii) assess the effectiveness of, and (iii) modify, as appropriate or as required by Applicable Law, procedures necessary to effectuate the Program,
     (b) it will annually certify, in a manner acceptable to the Funds under Applicable Law, that it has implemented the Program and that it will perform or cause to be performed the customer identification and other activities required by Applicable Law and the Program, and (c) it will provide such other information and reports to the Funds' designated Compliance Officer, as may from time to time be requested, and will provide such Compliance Officer with notice of any contact by any regulatory authority with respect to the operation of the Program.

4. The Company does hereby covenant that (a) it will provide to any federal examiners of the Funds such information and records relating to Program as may be requested, and (b) it will allow such examiners to inspect the Company for purposes of examining the Program and its operation to the full extent required by Applicable Law.

In all other respects, the Agreement first referenced above shall remain in full force and effect.

WITNESS the due execution hereof this 30th day of September, 2003.


                          INVESTMENT COMPANIES
                          (LISTED ON EXHIBIT 1 TO THE AGREEMENT)

                          By:  /s/ John W. McGonigle
                          Name:  John W. McGonigle
                          Title:  Executive Vice President


                          Federated Shareholder Services Company


                          By:  /s/ Craig B. Hollis
                          Name:  Craig B. Hollis
                          Title:  Vice President